[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION]

                                                                    Exhibit 10.7

                       COOPERATIVE DEVELOPMENT AGREEMENT

Parties:

Gainor Medical North America, LLC ("Gainor")    TheraSense, Inc. ("TheraSense")
2205 Highway 42 North                           1311 Harbor Bay Parkway
P.O. Box 353                                    Suite 2000
McDonough, Georgia 30253-0353                   Alameda, CA 94502
Attn: Bill Taylor                               Attn: Charlie Liamos
Phone: (770) 474-4414                           Phone: (510) 749-5436
Fax:  (770) 474-6214                            Fax:  (510) 749-5438

     This Agreement is entered into as of December 1, 1998 by and between Gainor, a Georgia limited liability company, and TheraSense, a California corporation,

                                   Recitals

     TheraSense has developed certain patented and non-patented technologies related to measurement of glucose levels in humans. Gainor is in the business of designing and manufacturing microsampling products for use in connection with measurement of glucose levels. Gainor and TheraSense wish to enter into a cooperative arrangement for the development of two new systems and related marketable products for simplified measurement of glucose levels utilizing the TheraSense technologies.

     The first system, referred to as "Colossus" is intended to be a minimally invasive monitoring technique utilizing an electrochemical method of measuring blood glucose proprietary to TheraSense. This method requires a significantly smaller blood sample than current technologies. Gainor will develop new microsampling methods and devices for this system.

     The second system, referred to as "Messenger" is intended to be a resident glucose monitoring system utilizing an electrochemical device shallowly embedded in the abdomen or other part of the body for constant monitoring of glucose levels: Gainor will develop methods and devices for introducing the device into the patient.

                                   Agreement

     In furtherance of the above goals, and in consideration of the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, Gainor and TheraSense agree as follows:

     1.   Definitions.  The following terms as used in this Agreement shall
          -----------
have the following meanings:

          1.1  "Confidential Information" shall mean any competitively
                ------------------------
sensitive or secret business, marketing, financial or technical information of Gainor or TheraSense, including the terms of this Agreement and all other agreements and communications between Gainor and TheraSense.

     Confidential Information shall not include information which is (i) generally known to the public or readily ascertainable from public sources (other than as a result of a breach of confidentiality hereunder), (ii) independently developed by the receiving party without reference to or reliance on any Confidential Information of the disclosing party, as demonstrated by written records of the receiving party, or (iii) obtained from an independent third party who created or acquired such information without reference to or reliance on Confidential Information.

          1.2  "Products" shall mean all marketable products which result from
                --------
the Projects.

          1.3  "Projects" means the two new glucose monitoring systems
                --------
(including the Gainor Components) being developed by TheraSense, currently referred to as "Colossus" and "Messenger" as more particularly described in the Recitals above and in the Project Plan.

          1.4  "Project Plan" is defined in Section 2.4.
                ------------

          1.5  "Project Managers" are defined in Section 2.2.
                ----------------

          1.6  "Steering Committee" is defined in Section 2.3.
                ------------------

          1.7  "Technology or Technologies" shall mean collectively all
                --------------------------
inventions, devices, processes, methods, techniques and associated intellectual property rights.

          1.8  "Force Majeure" shall mean any act of God, earthquake, fire,
                -------------
natural disaster, accident, act of government, or an act that is beyond the control of either party.

     2.   Development.
          -----------

          2.1  General.  Gainor shall work with TheraSense to develop certain
               -------
components (the "Gainor Components") of two new glucose monitoring systems being developed by TheraSense, currently referred to as "Colossus" and "Messenger".

          2.2  Project Managers.  Each party shall appoint a Project Manager,
               ----------------
who shall be responsible for managing the Project. The initial Project Managers are listed on Exhibit A attached hereto.
              ---------

          2.3  Steering Committee.  In addition to the Project Managers, the
               ------------------
parties shall form a Steering Committee consisting of senior management of each party. The Steering Committee shall be responsible for the success of the Projects, resolve all disputes between the Project Managers, and approve all changes to the Project Plan.

          2.4  Project Plan.  The Project Plan shall be attached to this
               ------------
agreement as Exhibit A.  The Project Plan shall set forth, at a minimum: a list
             ---------
of the Gainor Components; the development and management responsibilities of each party; the development schedule for the Gainor Components and the projects; the resources to be provided by each party (including personnel, facilities, Technology and capital investment); the specifications for the Gainor Components; and the budget for each of the Gainor Components setting forth projected development costs, capital expenditures, projected sales, manufacturing costs, and normal margins.

          2.5  Revision of Project Plan.  The Project Managers shall meet
               ------------------------
periodically at times and places to be mutually agreed upon, but no less than once per quarter. The Project Plan may be amended from time to time to reflect the results of such meetings, and as necessary from time to time to reflect changes in Technology, development schedule, cost estimates, and other changes. In the event of significant cost overruns or changes in the base assumptions upon which the Project Plan was prepared, the development of the Gainor Components will be reassessed and the Project Plan may be revised. Suggested revisions to the Project Plan may only be submitted to the steering committee by the mutual agreement of the Project Managers, who shall work together in good faith to keep the Project Plan up to date and accurate. All amendments to the Project Plan must be approved by the Steering Committee as evidenced by the signature of each member of the Steering Committee on an amended Project Plan.

          2.6  Cooperation.  Unless or until a Project is discontinued as
               -----------
provided in Section 11 hereof, each party shall cooperate fully with the other, and use its best efforts to further the development of the Gainor Components and the Projects. Each party shall provide such information regarding preexisting technologies as the other shall require to fulfill its obligations hereunder.

          2.7  Subcontracting.  Gainor may subcontract portions of its rights
               --------------
and responsibilities hereunder to ***, and/or *** but only to the extent specifically set forth in the Project Plan.

          2.8 Gainor agrees to give TheraSense' marketing and sales organization access to Gainor's *** and ***. The senior executive officer of the Gainor Medical *** business will determine the extent of this access, if any, and will provide it to TheraSense at no cost, other than those associated with the marketing and distribution expenses. Due to ***, no *** or *** will be given to TheraSense. Any access allowed will be coordinated and given through the Gainor Medical *** business.


         3.0   Manufacturing.  In exchange for its efforts under this
                -------------
Agreement, Gainor shall have the exclusive worldwide right for a period of seven years from the date of this agreement to manufacture, or have manufactured, the Gainor Components. Gainor and TheraSense shall work jointly to develop a control plan for Gainor's manufacturing process to obtain process improvements with the ultimate goal to achieve within reasonable economic limits process capability index (Cpk) of 1.67 or higher on all key parameters of the Product Specifications. Gainor agrees to implement process improvements and process validations using Process Failure Mode Effect analysis (FMEA) for each step of the process. *** will be responsible to fund the manufacturing tooling required to satisfy the delivery requirements outlined in the manufacturing and supply agreement for the Gainor Components. Gainor Components produced by Gainor shall be supplied solely to TheraSense or such other manufacturing and/or distribution channels as TheraSense may designate. Terms for manufacturing and distributing the Gainor Components and other components to be produced by Gainor shall be set forth in a manufacturing and supply agreement after the viability of each Project has been proven from a technological and economic standpoint. Pricing for the Gainor Components shall be as set forth in the project plan based on cost, manufacturing equipment amortization, and normal Gainor margins. ***, but will be addressed separately as detailed in the Funding section below.

*** Confidential treatment requested

     4.   Funding.  Each party will fund its own development efforts and pay
          -------
all of its own costs and expenses. Each party will make such investments as reasonably necessary to successfully complete each Project. Gainor shall arrange for the capital necessary to develop manufacturing capacities for the Gainor Components. Each party shall provide the other with such financial and technical information regarding the Projects as the other shall reasonably request, including: total expenditures incurred to date for the Projects; monthly and quarterly budgets for future expenditures; and expected sources of funding and financing for completion of the Projects. Upon request, TheraSense shall provide Gainor with its most recent balance sheets showing capital available for completion of the Projects. *** for the Gainor Components. TheraSense shall pay to Gainor, in addition to payment for the Gainor Components under the manufacturing and supply agreement, *** for each of the first *** Colossus systems shipped by TheraSense to its distribution channel. If sales to TheraSense of the Gainor Components exceed a cumulative total of ***, then TheraSense shall receive a payment (credit) of *** divided into *** equal installments to be paid over the *** period) after achieving such goal. In the event that market conditions are such that *** the Gainor Components, TheraSense agrees to an adjustment in the amount of the credit to be issued, based on the following scale: ***. In the event this agreement is terminated, the licensing or royalty fees described in Section 11, Termination, will account for any payments after termination rather than the methods described in this section.

     5.   Marketing.  TheraSense or assigns, or marketing and/or distribution
          ---------
partners will be responsible for the marketing, sale and distribution of the all Products.

     6.   Intellectual Property.  All Technologies owned or developed solely by
          ---------------------
a party and its employees and agents, whether prior to or subsequent to the date of this Agreement, and all related intellectual property rights, shall remain the exclusive property of such party. Each party hereby grants the other such rights and license in and to use such Technology as the other shall reasonably require to exercise its rights and fulfill its obligations hereunder, including the right of TheraSense to sell Products. Technologies developed jointly by Gainor and TheraSense shall be jointly owned. This Section shall survive any termination of this agreement.

     7.   Exclusivity.  TheraSense shall work exclusively with Gainor for
          -----------
development of the Gainor Components. Gainor shall not supply the Gainor Components to any third party without the written consent of TheraSense. Neither party shall use the jointly owned Technologies outside of the Projects(other than pursuant to the sale of Products by TheraSense) without the written consent of and Proper compensation to the other party. Notwithstanding the foregoing, neither party shall be precluded from using the general know-how gained during the development of the Projects under this Agreement. Gainor shall not be precluded from developing any Technology for any third party, provided Gainor does not use the Technology owned by TheraSense or the Intellectual Property developed specifically for the Gainor Components.

*** Confidential treatment requested

     8.   Inventions, Patents and Trademarks.
          ----------------------------------

          8.1  Notice.  Each party shall promptly notify the other upon the
               ------
making, conceiving or reducing to practice of any patentable invention or discovery related to the Projects.

          8.2  Right to Patent.  Each party shall have the sole right to
               ---------------
prepare, file, prosecute, maintain and extend patent applications and patents concerning all patentable Technology owned by such party, as determined under
Section 6, provided each party shall give notice to the other of its intent to patent any technology concerning the projects prior to filing. If such party elects not to file, prosecute or maintain patent applications or ensuing patents or certain claims encompassed by such patent applications or ensuing patents in any country with respect to any invention or discovery related to the Projects, then the other party may elect to do so on the developing party's behalf. Such party shall give notice to the developer and owner of the patentable Technology of its intent to so prepare, file and prosecute a patent, and the owner shall have 30 days to choose to take such action on its own behalf, and take significant action toward doing so. At the end of such notice period, if the owner has not taken such action, the non-owner may do so.

          8.3  Joint Patents.  TheraSense and Gainor shall mutually agree upon
               -------------
which party shall be responsible to prepare, file, prosecute, maintain and extend patent applications and patents concerning all patentable inventions and discoveries owned jointly by Gainor and TheraSense. If the parties cannot agree, then Gainor shall have the right to apply for such patents using counsel of its choice, in consultation with TheraSense.

          8.4  Protection of Ability to Patent.  Neither party shall take any
               -------------------------------
action which would have a material adverse effect on the patentability of any newly developed Technology or improvement to any Technology, including any public sale or disclosure thereof, until the parties either file an application or mutually agree not to pursue a patent.

     9.   Regulatory Approval.  TheraSense will be responsible for regulatory
          -------------------
approval of the Products, with such assistance from Gainor as TheraSense shall reasonably request, on terms to be agreed upon.

     10.  Confidentiality.  Each party shall at all times keep confidential all
          ---------------
Confidential Information of the other. Neither party shall permit or authorize access to or disclosure of the other party's Confidential Information to any person or entity other than (i) employees (including temporary contract employees, engineers and developers) who have signed confidentiality agreements with protection substantially similar to that contained in this Agreement and professional advisors under a professional obligation of confidentiality (including lawyers, accountants, financial advisors, and sources of funding) with a "need to know" such information, (ii) independent contractors who have signed confidentiality agreements with protection substantially similar to that contained in this agreement, provided that each party shall have the right to approve (approval not to be unreasonably withheld) in advance all contractors who are given access to the Confidential Information of such party and (iii) governmental regulatory authorities, to the extent required for compliance with applicable laws, and subject to such protective measures as may be available to preserve the confidentiality of such information following disclosure. Each party shall promptly notify the other in writing of the existence of any unauthorized knowledge, possession or use of the other party's Confidential Information by any person or entity.

     11.  Termination.
          -----------

          11.1  Voluntary Termination.  Gainor may terminate its development
                ---------------------
obligations under this Agreement with respect to either or both Projects with 90 days written notice to TheraSense upon a reasonable determination by Gainor that the resources required to develop the Gainor Components for such Project will materially exceed the projections set forth in the Project Plan or has elected not to enter into a manufacturing agreement for strategic reasons. (The inability of Gainor and TheraSense to come to terms, i.e. price, etc., on a manufacturing agreement is not considered a strategic reason for not entering the agreement.) Upon such termination, (i) Gainor shall no longer be responsible for development of the Gainor Components for such Project, (ii) In the case that such termination occurs on or before August 31, 1999, TheraSense shall have the right to Purchase a fully paid up license, for the purpose, of developing, manufacturing and selling products which measure glucose (as distinct from micro sampling products) all Gainor Technology developed prior to termination and all jointly owned technology for a payment of *** of the *** prior to the voluntary termination *** election, (iii) In the case that termination occurs after August 31, 1999, TheraSense may license from Gainor the technology of Gainor required for TheraSense or its nominee to complete the Gainor Components for such Project, (iv) Gainor shall be entitled to utilize on a *** basis the Gainor Technology and jointly owned Technology developed prior to termination for the purpose of developing, manufacturing and selling micro sampling products (as distinct from products which measure glucose).


          11.2  Termination by TheraSense on Default of Gainor.
                ----------------------------------------------

                (a)  Gainor Event of Default.  The following shall constitute
                     -----------------------
an Event of Default by Gainor:

                     (i) Gainor discontinues its development work on the Gainor Components for either Project for any reason other than as set forth in
11.1 above.

                     (ii) Gainor is unwilling or unable to complete the Gainor Components for a Project or any Products substantially within the time periods and budget set forth in the Project Plan.

                     (iii) Gainor (prior to execution of a definitive manufacturing and supply agreement) is unwilling or unable to manufacture and supply the Gainor Components for completed products in the amounts, within the quality or upon the time frame required to avoid a material adverse effect upon TheraSense.

                     (iv) Gainor otherwise materially breaches its obligations hereunder.

               (b)   Result of Gainor Event of Default.  Upon an Event of
                     ---------------------------------
Default by Gainor, TheraSense shall provide written notice to Gainor of such occurrence, and Gainor shall have 30 days to cure such problem or breach, or reach a mutual agreement with TheraSense for

*** Confidential treatment requested
remedying same or this Agreement shall be terminated. Upon the expiration of such 30 day period, if Gainor has not cured the Event of Default of otherwise reached agreement with TheraSense, (i) TheraSense may continue development of the Gainor Components on its own, or Contract for a third party to continue development of the Gainor Components, (ii) TheraSense shall have the right to use all Technologies developed and owned by Gainor for such discontinued Project and all jointly owned Technologies developed for such Project to finish, use, manufacture, market and distribute the Products. Gainor shall provide to TheraSense such technical and other information regarding the Gainor Components, including technical and development plans and documentation, as TheraSense may require to exercise its rights under this Section. As an alternative to terminating this Agreement, but without effecting the other rights granted in the immediately proceeding sentence, following an Event of Default described in
Section 11.2(a)(iii). TheraSense may utilize additional suppliers to obtain Gainor Components. TheraSense shall compensate Gainor for its work through such termination at a reasonable royalty rate consistent with industry standards, and the level of completion of the Gainor Components at such time.

          11.3  Termination by Gainor on Default of TheraSense.
                ----------------------------------------------

                (a)  TheraSense Event of Default.  The following shall
                     ---------------------------
constitute an Event of Default by TheraSense:

                     (i) TheraSense discontinues either Project for any reason.

                     (ii) TheraSense is unwilling or unable to complete a Project or any Products under a Project substantially within the time periods and budget set forth in the Project Plan.

                     (iii) TheraSense is unwilling or unable to manufacture, market and distribute the Products within a reasonable amount of time following completion of the Products and obtaining any necessary regulatory approvals.

                     (iv) TheraSense otherwise materially breaches its obligations hereunder.

               (b)   Result of TheraSense Event of Default.  Upon an Event of
                     -------------------------------------
Default by TheraSense, Gainor may terminate its obligations with respect to such Project by providing written notice thereof to TheraSense, who shall have 30 days to cure such Event of Default, or reach a mutual agreement with Gainor for remedying same or this agreement shall be terminated. Upon the expiration of such 30 day period, if TheraSense has not cured the Event of Default of otherwise reached agreement with Gainor, (i) Gainor shall have the right use all Technologies owned by Gainor and all jointly owned Technologies developed for such Project for any purpose with no further obligation to TheraSense, and (ii) Gainor shall continue to have the exclusive right to manufacture the Gainor Components if a Project ever produces marketable Projects. TheraSense shall provide to Gainor such technical and other information regarding such Projects and all related Products, including technical and development plans and documentation, as Gainor may require to exercise its rights under this Section. Gainor shall compensate TheraSense for use of jointly developed and owned Technology used in any product completed and sold by Gainor at a reasonable royalty rate consistent with industry standards based on the amount of such Technology included in any such finished product.

     12.  Right to Perform.  Each party hereby represents to the other that it
          ----------------
has the necessary rights and licenses to enter into and perform under the terms of this Agreement and to grant such rights and licenses as it has agreed to grant hereunder. Each party shall notify the other promptly upon discovering that any of its Technology related to the Projects is or may be infringing upon the rights of any third party, and shall promptly notify the other if it believes or receives notice that any third party is infringing on any its technologies.

     13.  Indemnification.  Each party shall indemnify and hold the other party
          ---------------
harmless from and against any and all claims, judgments, liabilities and damages arising out of (i) any claim that the Technology of the indemnifying party infringes any patent, trade secret or other intellectual property right of a third party or (ii) any negligent act, error or omission by the indemnifying party, its employees, agents, servants or representatives in the performance of its duties and obligations hereunder. In the event any such claim is made, the party to be indemnified (the "Indemnitee") shall immediately notify the
                              ----------
indemnifying party (the "Indemnitor"). The Indemnitor shall have the right to control the defense of such claim with counsel of its choice and shall bear all cost and expense of such defense. The Indemnitee shall allow the Indemnitor to control the defense of such claims, shall cooperate as reasonably necessary in the defense of any such claim at the expense of the Indemnitor, and may participate in the defense with counsel of its choice at Indemnitee's cost. If the Indemnitor fails to vigorously defend Indemnitee. Indemnitee may assume such defense with counsel of its own choice. To the extent a claim is based on infringement by Technology jointly owned by both parties, each party shall bear the cost and expense of its own defense, and shall indemnify, reimburse and hold the other party harmless to the extent that it is determined that such infringement is not attributable to such other party or such other party's Technology.

     14.  Dispute Resolution.
          ------------------

          14.1  Negotiation.  The Steering Committee shall negotiate in good
                -----------
faith to resolve any dispute under this Agreement. If the Steering Committee cannot agree, the dispute shall be referred to appropriate senior management of each party for resolution, and such senior management shall negotiate in good faith to resolve such dispute.

          14.2  Arbitration.  If a claim, controversy or dispute between the
                -----------
parties cannot be resolved within a reasonable time period as set forth above, either party may demand that such matter be submitted to final and binding arbitration. Issuance of an arbitration demand shall suspend the effect of any default entailed by such claim, controversy or dispute and any judicial or administrative proceedings instituted in connection therewith, for the duration of the arbitration proceedings. Arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Arbitration shall be conducted by three arbitrators. Each party shall choose one arbitrator within 10 days of the arbitration demand. The final arbitrator shall be chosen by the first two within 10 days of their appointment. If the first two arbitrators cannot agree, the third arbitrator shall be chosen by AAA. The arbitrator or arbitrators shall evaluate all outstanding claims and dispute, determine the relative fault of each party, and deliver its or their decision within 60 days of the date of receipt of the arbitration demand, specifying such remedy

(including money damages) as shall (a) fully implement the intent and purposes of this Agreement and (b) indemnify and hold harmless the non-breaching party from all losses, costs and expenses (including costs of arbitration and reasonable attorneys' fees) resulting from the default. Termination or limitation of either party's rights to its Technology, or any associated intellectual property rights may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made. The parties hereby consent to the enforcement in the courts of each state where each party resides or maintains assets of any arbitral judgment or award rendered pursuant to this Section.

     15.  General.
          -------

          15.1  Notices.  Notices shall be deemed given as of receipt as shown
                -------
by the records of FedEx, UPS, registered US Mail, or other courier service, or fax with a confirmation notice, if properly addressed as first set forth above. Either party may change their address by notice in compliance with this section.

          15.2  Assignment.  This Agreement shall not be assignable by either
                ----------
party to any third party without the written consent of the other party hereto; except that either party may assign this Agreement without the other party's consent to an entity that acquires substantially all of the business or assets of the assigning party whether by merger, transfer of assets, or otherwise. Upon a permitting assignment of this Agreement, all references herein to the assigning party shall be deemed references to the parry to whom the Agreement is so assigned.

          15.3  Waiver.  The failure of either party to enforce any term of
                ------
this Agreement shall not constitute a waiver of either party's right to enforce every term of this Agreement.

          15.4  Enforcement.  If either party brings an action under this
                -----------
Agreement (including appeal), the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

          15.5  Enforceability.  Should any provision of this Agreement be held
                --------------
by a court of competent jurisdiction or arbitration authority to be unenforceable, the remaining provisions of this Agreement shall not be affected or impaired thereby except to the extent necessary to give effect, as close as possible to the intent of the parties as expressed herein.

          15.6  Choice Of Law.  This agreement shall be governed by and
                -------------
construed under the laws of the state of Georgia, excluding its conflict of laws rules.

          15.7  Force Majeure.  Neither party shall be in default by reason of
                -------------
any failure in the performance of this Agreement, other than a failure to make payment when due or to comply with restrictions upon the use of the other's Technology, if such failure arises out of any act, event or circumstance beyond the reasonable control of such parry, whether or not otherwise foreseeable. The party so affected will resume performance as soon as reasonably possible,

          15.8  Headings and Captions.  The headings and captions appearing in
                ---------------------
this Agreement are inserted only as a matter of convenience and in no way limit the scope or affect the meaning of any section.

          15.9    Employees.  Neither party shall hire or solicit for hire any
                  ---------
employee of the other without the express written consent of the other party.

          15.10   Prior Agreements, Amendment.  This Agreement constitutes the
                  ---------------------------
entire agreement between the parties and supersedes all prior understandings and agreements between them regarding the content hereof, and may not be modified or amended except in writing signed by authorized representatives of both parties.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first set forth above.

Gainor Medical North America, LLC          TheraSense, Inc.

By: /s/ Mark J. Gainor                     By: /s/ W. Mark Lortz
------------------------------------       ----------------------------------

Mark J. Gainor                             W. Mark Lortz
------------------------------------       ----------------------------------
____
Print Name                                 Print Name

Chairman & CEO                             President & CEO
------------------------------------       ----------------------------------
Print Title                                Print Title

12/18/98                                   12/17/98
------------------------------------       ----------------------------------
Date                                       Date

                                   EXHIBIT A
          TheraSense/Gainor Medical Cooperative Development Agreement
                           Project Plan - CONFIDENTIAL

This project plan is intended to outline the key components of the cooperative development efforts relative to Colossus blood acquisition and Messenger sensor delivery. The initial released revision of this document will be attached to the cooperative development agreement (contract), and updated revisions to the project plan can only be made by the Steering Committee as evidenced by their signatures on an amended project plan.

Project Definitions:

         Colossus: Colossus is a minimally invasive blood glucose measurement system. It is considered minimally invasive because the blood volume required to fill the sensor is *** which is about *** the volume of the lowest volume meter system currently on the market. This minimal blood requirement enables the end user to obtain the sample from sites other than the finger, thus allowing for the possibility of less painful blood sampling. The first generation Colossus system is considered non-integrated, as it will utilize lancets and a lancing device to obtain the blood sample. The end user will then place the sensor into the blood sample for acquisition of the blood. The second generation Colossus is planned as ***.

         Messenger: Messenger is an in-dwelling glucose measurement system. One sensor is inserted into the skin in a position such as the abdomen for a three-day duration. The sensor then will have the ability to make continuous glucose readings.

Development & Management Responsibilities:

Gainor Medical will establish an internal project team for the TheraSense projects. This team will include a project manager, engineers and designers. Additional support will come from the group Director. All strategic business issues will be addressed and approved by the group Director.

         Colossus - Blood Acquisition

         Gainor will lead the efforts in the blood acquisition portion of the project, working with TheraSense in the integration of this portion into the total system. Gainor and TheraSense will jointly define all specifications and requirements relative to the blood acquisition portion of the project.

         For the non-integrated system, Gainor Medical will perform studies to determine if commercially available devices or slight variations thereof can consistently obtain an off finger blood sample greater than 300 l in an acceptable amount of time without manipulation. The final acceptance criteria have not been finalized but will


*** Confidential treatment requested

                                   EXHIBIT A
          TheraSense/Gainor Medical Cooperative Development Agreement
                           Project Plan - CONFIDENTIAL

         include a success rate equal to or exceeding that of current conventional finger puncture methods used in conjunction with conventional meter/strip systems.

         The acceptance criteria for *** have not been finalized but will include a success rate per sensor to equal or exceeding that of conventional strips on the market today. After the lancing device is *** the sensor will ***. In this configuration, the lancing and sensor are *** prior to each test. A secondary approach may be utilized if ***. In this secondary approach, the lancet and sensor would be ***, but the sensor would still ***.



         Messenger - Sensor Delivery

         Gainor will perform the development efforts on the adhesive mount, inserter mechanism, and the introducer by taking the design input and current design concepts generated by TheraSense and further developing them. The acceptance criteria for this system are not yet finalized either, however the intent is to design the *** such that it is ***. The secondary plan is to design the *** such that only the ***, and the *** is ***. Cost, size, and portability are all factors in this decision.


         At the current time, the location of the final production assembly is unknown. Initial thoughts are for total *** assembly at ***, but this opens several other questions relative to the *** of the *** prior to ***. This item is TBD.


Overall Schedule:

The key milestones are noted in the project schedule attached. The project managers maintain the detailed schedule, and it is updated periodically as needed. Substantial changes to the product availability from the dates listed above must be approved by the Steering Committee, as evidenced by their signatures on an amended project schedule.

Resources:

The development budget for Gainor Medical for these projects is an aggregate of ***. Gainor and Gainor's manufacturing partners ***. Using these budgetary figures, it is expected that Gainor will supply *** on these projects, a portion of which were in place as of August 31. The search for additional personnel is underway, and is expected to conclude within several weeks. TheraSense will provide a project manager or coordinator for the projects to interface with Gainor.


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


                                   EXHIBIT A
          TheraSense/Gainor Medical Cooperative Development Agreement
                           Project Plan - CONFIDENTIAL

Projected Sales & Manufacturing Costs:

The sale price to TheraSense will be based on ***. There will be *** in the sale of these items. This *** will occur separately as defined in the cooperative development agreement.


Project Managers:

The project managers for both projects as of October 1998 are Michael Lipoma, Gainor Medical, and Jeff Funderburk, TheraSense.

Steering Committee:

Bill Taylor of Gainor Medical and Fred Colman of TheraSense are the members of the Steering Committee as of December 1998.


This project plan has been reviewed and approved by:


/s/ Fred Colman                          12-17-98
----------------------------------       -------------------
Fred Colman                              Date
Vice President, Engineering
TheraSense, Inc.



/s/ Bill Taylor                          12-18-98
----------------------------------       -------------------
Bill Taylor                              Date
Director, Product Technology Group
Gainor Medical North America, LLC


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

                                   EXHIBIT A

          TheraSense/Gainor Medical Cooperative Development Agreement


                          Project Plan - Confidential


       Milestone Description                      Estimated Finish Dates

                                      ***


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